                                 EXHIBIT 8.2.1.

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of January 15, 2005, among eChex, Inc., a California corporation ("Borrower"), Morgan Beaumont, Inc., a Nevada corporation ("Lender") Madeleine Gestas, an individual, Fabian Gestas, an individual and Ramiro Zaragoza, an individual (collectively, "Guarantors"), with reference to the following.

                                    RECITALS
                                    --------

         A. Borrower desires to borrow up to $202,000.00 from Lender to meet working capital in accordance with the budget provided to Lender by Borrower.

         B. Lender desires to make loans to Borrower pursuant to the terms of that certain Secured Promissory Note, of even date herewith, a copy of which is attached hereto as EXHIBIT "A" (the "Note"), subject to certain conditions.

         C. Borrower desires to provide as security for the repayment of the Loan, an assignment of that certain Broker Client Agreement between Borrower and Acosta and certain other of its assets.

         D. Guarantors desire to jointly and severally guarantee the loan and pledge all of their stock in Borrower.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the foregoing premises, the provisions set forth below, and other good and valuable consideration, the parties agree as follows.

         1. LOAN. Borrower hereby borrows from Lender and Lender hereby makes a loan to Borrower, (the "Loan") in accordance with the terms of the Note.

         2. SENIOR DEBT. The Note will rank senior in right of payment to all existing and future indebtedness of Borrower, except for: (i) purchase money indebtedness incurred in arm's length transactions in the ordinary course of business; (ii) unsecured obligations currently payable and paid by Borrower in the ordinary course of business; (iii) any secured bank loan of Borrower's and
(iv) indebtedness approved in writing by Lender. Notwithstanding the foregoing, Lender does not hereby subordinate or agree to subordinate to any debt or obligation of Borrower, regardless of how or when incurred and nothing in this Agreement shall affect the relationship between Lender and Borrower's creditors and no such creditors are intended third party beneficiaries of this Agreement.

         3. GRANT OF SECURITY INTEREST. Borrower hereby transfers, assigns, delivers, conveys, pledges, mortgages and hypothecates to Lender and grants to and for the benefit of Lender, as security for the prompt and complete repayment of the Note, a security interest in and to all of Borrowers bank accounts, deposit accounts, accounts receivable, and Borrower's interest in all of its furniture, fixtures and equipment including without limitation its bank and lease deposits, bank and deposit accounts, and accounts receivable now owned or hereinafter acquired by Borrower and all replacements thereof and proceeds thereon and all contract rights, chattel paper, documents, instruments, intellectual property, trademarks, tradenames, the name eChex, all process, procedures, programs, plans, hardware and software, and other rights related thereto, subject to the rights of any existing lessors (the "Collateral"). Borrower shall file a UCC-1 Financing Statement in favor of Lender and amend such financing as necessary from time to time.

         4. INDEMNIFICATION. Borrower agrees to indemnify Lender against, and defend and hold harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral. Any such amounts payable as provided hereunder shall be additional Obligations secured by this Agreement. The provisions of this Section 4 shall remain operative and in full force and effect regardless of the termination of this Agreement.

         5. FINANCING STATEMENT. Borrower authorizes Lenders to file, in any Uniform Commercial Code jurisdiction, financing statements, fixture filings, initial financing statements in lieu of continuation statements, and amendments to the same at any time and from time to time which indicate the Collateral (i) as "all of the debtor's assets, rights and accounts and accounts receivable" or words of similar effect, regardless of whether any particular asset comprising the Collateral falls within the scope of Division 9 of the Uniform Commercial Code of any jurisdiction, or (ii) as being of equal or lesser scope, or with greater detail (the "Financing Statements"). Borrower will pay all costs and fees for filing any such statements wherever Lender deems it necessary or desirable to file same. Borrower hereby ratifies in all respects its authorization as to the filing by Lender of any similar initial financing statement or amendment which was filed prior to the date hereof.

         6. GENERAL CONTINUING GUARANTY OF SHAREHOLDERS. Guarantors shall and hereby do jointly and severally guaranty the prompt payment and performance of Borrower under the terms of the Note, this Agreement, and any other note or agreement entered into between Borrower and Lender. Guarantors shall and hereby do pledge as security for their Guaranty, all of their shares, representing approximately 53% of the outstanding shares and voting rights to those shares, of Borrower. Guarantors shall each execute the form of Continuing General Guaranty attached hereto as EXHIBIT "B" (the "Guaranty") and the Stock Pledge Agreement attached hereto as EXHIBIT "C" (the "Stock Pledge Agreement").

         7. USE OF PROCEEDS. Borrower shall use the proceeds of the Note only for the purposes set forth in EXHIBIT "D" (the "Use of Proceeds"). Guarantors shall ensure that the proceeds are used only in accordance with the Use of Proceeds.

         8. GRANT OF LICENSE. Buyer hereby grants to Lender an irrevocable, royalty free, non-exclusive license use all of Borrower's eChex logos, trademarks, tradenames, service marks, symbols, artwork, data, programs, processes and all of their intellectual property rights owned or used by

Borrower, for use on a worldwide basis, in any form or media, for a period of five (5) years from the date of this Agreement. In the event any such materials or intellectual property or rights are licensed to eChex by third parties, this provision shall act as a sublicense.

         9. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender as follows.

                  (a) ORGANIZATION. Borrower: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; and (ii) and has all requisite power and authority to carry on its business, to own and hold its properties and assets, to enter into and perform this Agreement and to issue and carry out the provisions of the Note and this Agreement.

                  (b) AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, and the issuance of the Note have been duly and validly authorized by Borrower's Board of Directors and no authorization or approval of Borrower's shareholders is required in connection therewith. This Agreement and the Note constitute the legal, valid and binding obligations of Borrower and each is enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

                  (c) NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement, and the issuance of the Note: (i) will not conflict with, result in a breach of or constitute a default under any contract, agreement, indenture, loan or credit agreement, deed of trust, mortgage, lease, security agreement lock-up agreement, or other arrangement to which Borrower is a party or by which Borrower or any of its properties or assets is bound or affected; (ii) will not cause Borrower to violate or contravene any provision of its Certificate of Incorporation or Bylaws; or (iii) require any authorization, consent, approval, permit, exemption or other action by or notice to any court or administrative or governmental body, any law, statute, rule or regulation to which Borrower is subject or any agreement, instrument, order, judgment or decree to which Borrower is subject.

                  (d) PAYMENT OF TAXES AND OTHER CHARGES. Borrower shall pay, prior to the delinquency date, all taxes, liens, assessments and of other Borrower's charges against Borrower or its assets, and in the event of Borrower's failure to do so, Lender may at its election pay any or all of such taxes and charge without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and shall bear interest at the same rate as provided for in the Note.

                  (e) PATENTS, TRADEMARKS AND OTHER INTANGIBLE RIGHTS. Borrower has good title (without known misappropriation) to all inventions (whether patentable or not), patents, trademarks, copyrights, trade names, proprietary information, processes, designs, trade secrets, computer programs, source codes, modules, and technical materials (collectively, the "Trade Secrets"), or adequate licenses and rights to use the Trade Secrets of others on terms deemed favorable by Borrower, that are necessary for the successful conduct of the business of Borrower, free of any claim by an officer, director, employee or other person, and that Borrower's business is being carried on without known conflicts or infringements with the Trade Secrets of others; and Borrower has taken reasonable security measures to protect the secrecy, value, and confidentiality of such Trade Secrets, and any former or current employees who have worked on, developed or contributed to the development of such Trade Secrets have been informed and have entered into agreements that such Trade Secrets are proprietary and not to be developed. Borrower knows of no reason why any Trade Secrets of Borrower which are eligible for patent, copyright or trademark protection cannot be patented, copyrighted or trademarked. No shareholder or employee is under any restriction, whether contractual or by virtue of previous employment or otherwise, that would prevent him from performing his duties for Borrower or prevent Borrower from using the Trade Secrets.

                  (f) PROPERTY. Borrower has good and marketable title to all real and personal property used in the operation of its business and as described in Borrower's Investment Proposal and Operational Business Plan, free and clear of all liens and encumbrances, except as specifically identified in Borrower's financial statements attached hereto and incorporated herein by this reference.

                  (g) LITIGATION. Except as set forth in Exhibit "E," there are no: (i) actions, proceedings or investigations pending or, to Borrower's knowledge, threatened, or any verdicts or judgments entered against Borrower, its officers or directors or shareholders before any court or before any administrative agency or officer that might result in any material adverse change in the business, properties or condition, financial or otherwise, of Borrower; or (ii) violation of which would have a material adverse effect on the business or assets of Borrower and Borrower has received no correspondence or communications with respect to any possible violation or investigation of the same.

                  (h) TAX RETURNS AND PAYMENTS. Borrower has filed or caused to be filed all federal and state income tax returns and all other federal and state tax returns that are required to be filed, completed all such returns accurately and paid or caused to be paid or set aside adequate reserves for all taxes, penalties and interest due or that may become due. The federal and state returns of Borrower are not now and have never been audited by the Internal Revenue Service, and no waivers of the applicable statute of limitations have been executed.

                  (i) INSURANCE. Borrower maintains insurance coverage with respect to its properties, assets and business which is customary and sufficient for corporations of similar size and engaged in similar lines of business and is in full force and effect.

                  (j) LIABILITIES. Borrower does not have any debt, liability or obligation or any nature, whether accrued, absolute or contingent in excess of $10,000 in aggregate except as disclosed to Lender in EXHIBIT "E".

         10. AFFIRMATIVE COVENANTS OF BORROWER. Borrower makes the following affirmative covenants to Lender, upon which Lender is relying in entering into this Agreement and which, unless otherwise indicated, shall survive the repayment of the Note until the earlier of: (i) Borrower conducting an initial public offering; or (ii) two years.

                  (a) PAYMENT OF PRINCIPAL AND INTEREST. Borrower will duly and punctually pay or cause to be paid all amounts due under the Note at the time and place and in the manner specified in the Note and this Agreement. Borrower will duly and punctually pay or cause to be paid all debts and obligations of Borrower in accordance with the terms of each agreement pursuant to which such obligation was incurred by Borrower.

                  (b) REPORTS. Borrower shall deliver to Lender: (i) as soon as available, and in any event within fifteen days after the end of each calendar quarter, statements of operations of Borrower for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, and the related balance sheets as at the end of such quarter; (ii) as soon as available, and in any event within forty five days after the end of each fiscal year of Borrower, statements of operations, stockholders' equity (deficiency) and cash flows of Borrower for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, if any.

                  (c) RECORDS. Borrower shall: (i) at all time keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles, consistently applied; (ii) set aside on its books from its earnings for each fiscal year all such proper reserves, including reserves for depreciation, depletion, obsolescence and amortization of its properties during such fiscal year, in connection with Borrower's business.

                  (d) TAXES. Borrower shall pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, real, personal or mixed, or upon any part thereof, as well as all material claims of any kind (including claims for labor, materials and supplies) which if unpaid might by law become a lien or charge upon its property; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted.

                  (e) EXISTENCE. Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  (f) PROPERTIES. Borrower shall maintain and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals and replacements and preserve all licenses, contracts and rights as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from selling, abandoning or otherwise disposing of any property that is not material to its business or property (including any lease of property) if in its judgment the same is no longer useful in the business. This covenant shall terminate upon payment of the Note in full.

                  (g) COMPLIANCE WITH LAWS. Borrower shall comply in all material respect with all applicable statutes, rules, regulations and orders of and all applicable restrictions imposed by all governmental authorities related to the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to environmental, safety and other similar standards or controls) unless the failure to so comply would not have a material adverse effect on the business or condition (financial or otherwise) of Borrower.

                  (h) INSURANCE. Borrower shall maintain with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by owners of established reputation engaged in the same or similar business and similarly situated, in such amounts and by such methods as shall be customary for such owners.

                  (i) LITIGATION. Borrower shall promptly notify Lender of any material litigation or legal proceedings initiated against Borrower or any violation or potential violation of any representation, warranty or covenant under this Agreement or the Note. For the purposes of this Section, materially shall be contingent liability in excess of $10,000 in the aggregate. This covenant shall terminate upon payment of the Note in full.

                  (j) CONTRIBUTION OF ASSETS. In preparing for an initial public offering, Borrower shall ensure that it has obtained all of the assets of membership interest in its subsidiary SFW.

         11. NEGATIVE COVENANTS OF BORROWER. Borrower makes the following negative covenants to Lender, upon which Lender is relying in entering into this Agreement and which shall survive until the Note is repaid in full.

                  (a) DISTRIBUTION AND REDEMPTIONS. Borrower shall not apply any sum of the Loan to the payment of any dividend or other distribution on any share of the capital stock of Borrower or make any loans or advances to any person or redeem any securities of Borrower prior to the repayment of the Note (including the other promissory notes issued concurrently herewith).

                  (b) INDEBTEDNESS. Borrower shall not incur any indebtedness, or any trade indebtedness other than in the usual and ordinary course of business without the prior written consent of Lender, or enter into any transaction which materially affects the assets of Borrower.

                  (c) GUARANTEE. Borrower shall not guarantee or otherwise in any way become liable for the obligations or liabilities of any other person or entity.

                  (d) NO LIENS. Borrower shall not sell, except in the ordinary course of business, encumber, pledge, mortgage, grant a security interest in, assign, hypothecate or otherwise obligate any of Borrower's assets, or permit any lien, charge, security interest, abstract of judgment or any other encumbrance on any of its assets.

                  (e) NO RELATED PARTY AGREEMENTS. Without the prior written consent of Lender, Borrower shall not enter into or become a party to any transaction with any affiliate, stockholder, officer or director, except placement agents and employment agreements entered into in the ordinary course of business on commercially reasonable terms with persons who are not and have not served as directors, executive officers or promoters of the stock of Borrower.

                  (f) NO VIOLATION. Borrower shall not cause or permit any violation of any representation, warranty or covenant under this Agreement or cause or permit any action that could result in a violation of any representation, warranty or covenant under this Agreement, violate or take any action which is likely to result or will result in the violation of any contract or agreement by which Borrower is bound.

                  (g) NO FURTHER ISSUANCE OF SECURITIES. Borrower shall not declare or issue any class of stock and/or officer or director warrants.

         12. DEFAULT.

                  (a) EVENTS OF DEFAULT. The occurrence of any of the following events shall be an event of default under this Agreement and the Note ("Events of Default").

                           (i) If default shall be made in the due and punctual
payment of any principal of or interest or cost under the Note;

                           (ii) If the default shall be made in the due and
punctual payment, after applicable cure periods, under any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument entered into by Borrower;

                           (iii) If default shall be made in the due and
punctual performance or observance of any material non-payment term, condition or covenant contained in this Agreement or the Note and such default continues unremedied for a period of forty-five (45) days after written notice to Borrower by Lender, or if any representations or warranties of Borrower contained in this Agreement is untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                           (iv) The material breach of any warranty of Borrower
contained in this Agreement not cured within forty-five days of written notice of such breach;

                           (v) If Borrower: (A) becomes unable to pay its debts
generally as they become due; (B) files a petition in bankruptcy or a petition to take advantage of any insolvency act or other act for the relief or aid of debtors; (C) makes an assignment for the benefit of its creditors; (D) consents to or acquiesces in the appointment of a receiver, liquidator or trustee of itself or of the whole or any part of its properties and assets; (E) files a petition or answer seeking for itself reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law; (F) on a petition in bankruptcy filed against it, is adjudicated a bankrupt; or (G) is served with a three-day notice to quit any of its leasehold premises, which notice is not discharged or contested in good faith by appropriate proceedings prior to the initiation of an unlawful detainer suit against Borrower;

                           (vi) If a court of competent jurisdiction shall enter
an order, judgment or decree appointing, without the consent of acquiescence of Borrower, as a receiver, liquidator or trustee of Borrower, or of the whole or any substantial part of its properties and assets, or approving a petition filed against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the federal bankruptcy laws or any other applicable law, and such order, judgment or decree shall remain unvacated or not set aside or unstayed for an aggregate of 30 days, whether or not consecutive, from the date of the entry thereto; or

                           (vii) If, under the provisions of any other law for
the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Borrower or the whole of any substantial part of its operations and assets and such custody and control shall remain unterminated or unstayed for an aggregate of 30 days, whether or not consecutive, from the date of assumption of such custody or control.

                  (b) DUE AND PAYABLE. Upon the occurrences of any such event of default, Lender at its option exercised by written notice to Borrower shall deem the principal under the Note, together with the interest and charges accrued thereon, become immediately due and payable.

                  (c) OTHER REMEDIES. The rights, powers, and remedies granted to Lender pursuant to the provisions of this Agreement shall be in addition to all the rights, powers and remedies granted to Lender under the Note, any statute or rule of law. Any forbearance, failure or delay by Lender in exercising any right, power or remedy under this Agreement shall not be deemed to be waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of Lender under this Agreement shall continue in full force and effect until such right, power or remedy is specifically waived by any instrument executed by Lender.

         13. CHOICE OF FORUM. Any suit, action or legal proceeding against Borrower with respect to this Agreement, or any judgment entered by any court in respect thereof may be brought in the Courts of the State of California, County of Los Angeles, and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceedings brought in the State of California, County of Los Angeles, may be made upon the Process Agent, as its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process, summonses and agrees that the failure of Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any such judgment based thereon. Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the Courts located in the State of California, County of Los Angeles, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such Court has been brought in an inconvenient forum.

         14. ATTORNEYS' FEES. If any arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, and prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters


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

involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         15. NOTICES. Any notice to be given hereunder shall be given (except as otherwise expressly set forth herein) by registered or certified mail, postage prepaid, by cable, telex or facsimile, or may be delivered by hand or by messenger and shall be deemed to have been received as follows: if given by registered or certified mail, five business days after posting; if given by cable, two business days after dispatch; if given by telex or facsimile, one business day after dispatch; and if delivered by hand or by messenger and receipted for by or on behalf of the party to whom the notice is directed, at the time of such delivery. Any notice shall be sent to the address set forth below or to such other address as the relevant party may notify to the other.

         If to Borrower             eChex, Inc.
         or Guarantors:             303 Twin Dolphin Drive, Suite 600
                                    Redwood City, California 94065

         If to Lender:              Morgan Beaumont, Inc.
                                    2280 Trailmate Drive, Suite 101
                                    Sarasota, Florida 34243

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original but all of which shall be constituted one and the same instrument.

         17. INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular shall be construed to have been used in the plural and vice versa and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

         18. MODIFICATIONS, AMENDMENTS AND WAIVERS. No provision of this Agreement or the documents referred to herein may be altered, amended, canceled, revoked, or otherwise modified, and no addition to this Agreement may be made, unless in writing signed by each of the parties. There can be no waiver with respect to this Agreement of any provision of this Agreement by any party will be, nor will it be deemed to be, a waiver of the right of any other party to enforce strict compliance with the provisions hereof.

         19. SEVERABILITY. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity will not affect the validity of the remainder of this Agreement and, wherever possible, intent will be given to the invalid or unenforceable provision.

         20. MERGER. The terms of this Agreement and the agreements contemplated hereby are intended by the parties as a final expression of their agreement with respect to such terms and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement, and this agreement and the agreements referenced herein constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Agreement.


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

         20. MISCELLANEOUS. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day, month" or "year" will be deemed to be a reference to a calendar day, month or year, as the case may be. Unless expressly set forth otherwise herein, all cross-references herein will refer to provisions within this Agreement, and will not be deemed to be references to the overall transaction or to any other agreement or documents.


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

         IN WITNESS WHEREOF, this Agreement is entered into by the parties as of the date set forth above.

                                   "BORROWER"

                                    eCHEX, Inc.,
                                    a California corporation


                                    By:  _______________________________________
                                     Its:   President


                                    By:  _______________________________________
                                     Its:   Secretary


                                    "LENDER"

                                    MORGAN BEAUMONT, INC.,
                                    a Nevada corporation


                                    By:  _______________________________________
                                         Cliff Wildes, Chief Executive Officer


                                    "GUARANTORS"


                                    ____________________________________________
                                    MADELEINE GESTAS, an individual


                                    ____________________________________________
                                    FABIAN GESTAS, an individual


                                    ____________________________________________
                                    RAMIRO ZARAGOZA, an individual



                                       11